Exhibit 99.1

FOR IMMEDIATE RELEASE

February 1, 2006

For more information: Dan Regalado, Executive Vice President / CFO

Super Vision International, Inc.

Phone 407-857-9900 x287 Fax 407-857-0050

email: dregalado@svision.com

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SUPER VISION ANNOUNCES BOARD OF DIRECTOR TRANSITION

ORLANDO, Fla., February 1, 2006 – Super Vision International, Inc. (NASDAQ Small Cap: SUPVA), a world leader in the design and manufacture of LED and fiber optic lighting systems for applications in the commercial, architectural, signage, swimming pool and retail lighting markets today announced the resignation of board member David Feldman, President of Cooper Lighting, and the election of Mike Bauer, Super Vision’s new President/CEO, to its board of directors and the strategic initiatives committee of the board.

“Due to my other commitments with Cooper Industries, I will not be able to devote the time required to continue on the board,” stated Mr. Feldman. “I believe the business is in capable hands and the future is bright for SVI. The new products, technology focus and new management team will all contribute toward taking Super Vision to the next level.”

“On behalf of the entire board, I want to thank Dave for his commitment to the board over the last several years and the contribution he made to Super Vision,” said Brett Kingstone, Super Vision’s Chairman of the Board. “I also welcome Mike to the board not only as the strategic leader of the company but also for the almost two decades of lighting experience he brings to the board. I look forward to working with him and our other talented directors to help position the company for long term success.”

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Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Super Vision’s filings under the Securities Exchange Act for factors that could cause actual results to differ materially. Super Vision undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.